Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of January 11, 2024 (the “Effective Date”), is entered into by and between Nordic ESG and Impact SCSp, a special limited partnership formed under the laws of Luxembourg (“AVG”), AVG Group S.a.r.l., a private limited liability company formed under the laws of Luxembourg and the general partner of AVG (the “General Partner”), Alternus Energy Group Plc., a public limited company incorporated under the laws of Ireland (“AEG”), and Alternus Clean Energy, Inc., a Delaware corporation (“ALCE”). Together AVG, the General Partner, AEG and ALCE may each be referred to as a “Party”, and together constitute the “Parties.”

Recitals

WHEREAS, on March 22, 2021, AEG issued to the General Partner, in its capacity as general partner of AVG and as a nominee for AVG (with all rights, benefits and entitlements relating thereto inuring to AVG, as described in that certain side letter dated April 25, 2022 by and among AEG, AVG and the General Partner), a 10% fixed rate secured convertible loan note evidenced by that certain Secured Convertible Loan Instrument dated March 22, 2021, in the original principal amount of Euros 8,000,000 (the “Note”);

WHEREAS, on December 22, 2023, AEG closed a business combination transaction with ALCE pursuant to that certain Business Combination Agreement, dated as of October 12, 2022 (the “Business Combination Agreement” and such transaction the “Transaction”); and

WHEREAS, the Parties intend to settle and discharge all amounts and obligations due and payable under the Note by extinguishing all amounts and obligations due by AEG thereunder, and the Parties have agreed to fully and finally compromise and settle any and all claims, disputes, charges and issues that exist or may exist between the Parties, pursuant to the terms and conditions described in this Agreement.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Parties that this matter shall be settled upon the following terms and conditions:

TERMS

1. Incorporation of Recitals. The Parties acknowledge the foregoing Recitals in this Agreement are true and correct, are contractual in nature, and are hereby incorporated by reference into and made part of this Agreement.

2. Settlement. ALCE shall issue to AVG, and AVG shall hereby accept as full and final settlement of the Note and any disputes between the Parties, including attorney fees and costs except as contemplated by Section 16 hereof, 7,765,000 (Seven Million, Seven Hundred Sixty-Five Thousand) shares of ALCE common stock (“Common Stock,” and such shares of Common Stock, the “Settlement Amount” or the “Securities”).

3. Release. In consideration and exchange for the Securities being issued by ALCE to AVG, at and as of the deliverance of the Securities (but subject to and conditioned upon the occurrence thereof), (i) the Note shall be deemed, and AVG and AEG shall take all further action necessary to cause the Note to be, cancelled and extinguished, and all outstanding indebtedness and other obligations of AEG thereunder shall be deemed satisfied, released and discharged in full, (ii) AVG forever releases AEG from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law, in equity or otherwise) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that AVG has or may have against AEG which arise from or relate to any actions which AEG has or may have taken or omitted to take in connection with the Note (the “AVG Release”) and (iii) AEG forever releases AVG from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law, in equity or otherwise) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that AEG has or may have against AVG which arise from or relate to any actions which AVG has or may have taken or omitted to take in connection with the Note (the “AEG Release” and together with the AVG Release the “Releases”). For the avoidance of doubt, the Releases shall not apply to any claims or liabilities arising under or relating to the transactions contemplated by this Agreement, including pursuant to Section 16 hereof.

4. Issuance Instructions. On the Effective Date, ALCE shall issue irrevocable written instructions to its transfer agent, Equiniti Trust Company, LLC (the “Transfer Agent”) to issue a certificate or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of AVG or its respective nominee(s) for the issuance of the Securities by ALCE to AVG (and each Party shall deliver all documents, instruments and information to AVG, ALCE or the Transfer Agent, as applicable, necessary for the Transfer Agent to issue such certificate or credit such shares to the account of AVG as contemplated hereby) (the “Irrevocable Transfer Agent Instructions”). ALCE represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by ALCE to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of ALCE to the extent provided in this Agreement. ALCE shall cause the Transfer Agent to deliver to AVG written confirmation and evidence of the issuance of the Securities to the applicable balance accounts of AVG at DTC as promptly as practicable following such issuance.

5. Legends. AVG understands that the Securities have been issued pursuant to an exemption from registration or qualification under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY ALTERNUS CLEAN ENERGY, INC.), IN A FORM REASONABLY ACCEPTABLE TO ALTERNUS CLEAN ENERGY, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

6. Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5 above or any other legend, (i) following any sale of such Securities pursuant to Rule 144 (as defined below) (assuming the transferor is not an affiliate of ALCE), (ii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that AVG provides ALCE with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that AVG provides ALCE with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act. If a legend is not required pursuant to the foregoing, ALCE shall no later than four Trading Days (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) or other applicable law, rule or regulation for the settlement of a trade initiated on the date AVG delivers such legended certificate representing such Securities to ALCE ) following the delivery by AVG to ALCE or the transfer agent (with notice to ALCE) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form reasonably necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from AVG as may be reasonably required above in this Section, either: (A) provided that the Transfer Agent or any successor transfer agent of ALCE is participating in the DTC Fast Automated Securities Transfer Program credit the aggregate number of shares of Common Stock to which AVG shall be entitled to AVG’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent or any successor transfer agent of ALCE is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to AVG, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of AVG or its designee. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Buyer or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities. “Principal Market” means the Nasdaq Capital Market.

7. Form D and Blue Sky. ALCE shall timely file a Form D with respect to the Securities as required under Regulation D promulgated under the 1933 Act and provide a copy thereof to AVG promptly after such filing. ALCE shall take such action as ALCE shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for sale pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to AVG. Without limiting any other obligation of ALCE under this Agreement, ALCE shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and ALCE shall comply in all respects with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to AVG.

8. ALCE and AEG Representations and Warranties. ALCE and AEG jointly and severally hereby represent and warrant to AVG that:

a. ALCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AEG is a is a public limited company incorporated and in good standing (or its jurisdictional equivalent) under the laws of Ireland. Each of AEG and ALCE is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b. All corporate action on the part of each of AEG and ALCE, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of AEG and ALCE hereunder, including the granting of the AEG Release and the and issuance of the Securities, have been taken on or prior to the date hereof.

c. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which ALCE is authorized to issue is 151,000,000 shares, consisting of (a) 150,000,000 shares of Common Stock, and (b) 1,000,000 shares of Preferred Stock. All of the outstanding shares of capital stock of ALCE, including the Securities, are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Securities are free and clear of all liens, encumbrances and restrictions other than limitations on transfer arising under the 1933 Act and applicable state securities laws.

d. Neither AEG nor ALCE has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and neither AEG nor ALCE has not received written notice of any such violation.

e. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, is required in connection with the execution and delivery of this Agreement by AEG or ALCE or the consummation by AEG or ALCE of the transactions provided for herein.

f. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of AEG or ALCE, threatened against or affecting AEG or ALCE, or any of their respective officers or directors in their capacities as such that would reasonably be expected to have a material adverse effect on its business or the ability of AEG or ALCE to perform its obligations hereunder.

g. This Agreement has been duly and validly authorized, executed and delivered on behalf of AEG and ALCE and shall constitute the legal, valid and binding obligation of AEG and ALCE enforceable against AEG and ALCE in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by AEG and ALCE of this Agreement and the consummation by AEG and ALCE of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of AEG or ALCE or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which AEG or ALCE is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to AEG or ALCE, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of AEG or ALCE to perform its obligations hereunder.

h. The obligation of AEG and ALCE to consummate the transactions contemplated by this Agreement is not subject to any conditions or actions of any third party not expressly set forth herein.

i. AEG and ALCE have consummated the Transaction in accordance with applicable law and with the Business Combination Agreement in all respects, and each of ALCE and AEG have complied with all of their respective covenants and obligations set forth in the Business Combination Agreement in all respects.

9. AVG Representations and Warranties. AVG hereby represents and warrants to ALCE and AEG that:

a. Organization; Authority. AVG is a private limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of Luxembourg with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

b. No Public Sale or Distribution. AVG is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable U.S. or non-U.S. federal and state securities laws including the 1933 Act, except pursuant to sales registered or exempted from registration under the 1933 Act and such other applicable laws; provided, however, by making the representations herein, AVG does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act and such other applicable laws. AVG does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court, arbitrator or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

c. Accredited Investor Status. AVG is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or a non-U.S. Person as defined under Regulation S.

d. Reliance on Exemptions. AVG understands that the securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that ALCE is relying in part upon the truth and accuracy of, and AVG’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of AVG set forth herein in order to determine the availability of such exemptions and the eligibility of AVG to acquire the Securities.

e. Information. AVG and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of ALCE and materials relating to the offer and sale of the Securities that have been requested by AVG. AVG and its advisors, if any, have been afforded the opportunity to ask questions of ALCE. Neither such inquiries nor any other due diligence investigations conducted by AVG or its advisors, if any, or its representatives shall modify, amend or affect AVG’s right to rely on AEG’s and ALCE’s representations and warranties contained herein. AVG understands that its investment in the Securities involves a high degree of risk. AVG has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

f. (f) No Governmental Review. AVG understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

g. (g) Transfer or Resale. AVG understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) AVG shall have delivered to ALCE (if requested by ALCE) an opinion of counsel, in a form reasonably acceptable to ALCE, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) AVG provides ALCE with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither ALCE nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and AVG effecting a pledge of Securities shall not be required to provide any notice thereof or otherwise make any delivery to ALCE pursuant to this Agreement or any other agreement between the Parties, including, without limitation, this Section 9(g). ALCE hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by AVG.

h. (h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of AVG and shall constitute the legal, valid and binding obligation of AVG enforceable against AVG in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

i. (i) No Conflicts. The execution, delivery and performance by AVG of this Agreement and the consummation by AVG of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of AVG, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which AVG is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to AVG, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of AVG to perform its obligations hereunder.

(j) Holder of Note. AVG holds all right, title and interest in and to the Note, is the sole beneficial holder of the Note, has not transferred, sold, assigned or otherwise disposed of the Note, and has full power and authority to take all actions with respect to the Note contemplated by this Agreement, including all power and authority to grant the AVG Release with respect thereto. The General Partner was issued the Note solely in its capacity as general partner of AVG and holds such notes solely as nominee to AVG.

10. Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

11. Disclosure of Transaction. On the date of this Agreement or within four business days thereafter, ALCE shall file a Current Report on Form 8-K describing all the material terms of this Agreement and in the form required by the 1934 Act.

12. Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

13. Predecessors, Successors, and Assigns. All Persons granting releases hereby include any permitted assignee, predecessor in interest, or successor in interest of the respective grantor. All Persons released hereby include any predecessor in liability or successor in liability for the released liability.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude AVG from bringing suit or taking other legal action against AEG in any other jurisdiction to collect on AEG’s or ALCE’s obligations to AVG or to enforce a judgment or other court ruling in favor of AVG. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understanding between the Parties concerning any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumptions against the Parties causing the same to be prepared.

16. Fees. In the event of any litigation alleging breach of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys’ fees. Other than the foregoing each Party to this Agreement shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided that promptly following the date hereof ALCE shall reimburse AVG for its reasonable costs and expenses (including attorneys’ fees) incurred in connection with the matters relating to this Agreement in an amount not to exceed $75,000, by wire transfer of immediately available funds in accordance with the wire instructions provided in writing by AVG to ALCE.

17. Severability. If any portion of this Agreement is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable and the invalidity or unenforceability of any such provision shall not affect the validity of the remaining provisions of this Agreement.

18. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, provided that each Party receives a signed counterpart of the other Party. An executed counterpart copy delivered by facsimile or otherwise electronically transmitted (such as via e-mail in PDF format) shall be deemed an original and have the same force and effect as an original signature. This Agreement shall not be binding unless executed by and delivered to the Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below.

AVG Group S.a.r.l.

By:	/s/ Karl Andersen
Name:	Karl Andersen
Its:	Managing Director

Nordic ESG and Impact SCSp

By:	AVG Group S.a.r.L., its general partner

By:	/s/ Karl Andersen
Name:	Karl Andersen
Its:	Managing Director

ALTERNUS ENERGY GROUP PLC.

/s/ Vincent Browne
By:	Vincent Browne, CEO

ALTERNUS CLEAN ENERGY, INC.

/s/ Vincent Browne
BY:	Vincent Browne, CEO